SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street

Branford, CT 06405

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 14, 2005, CuraGen Corporation and Bayer Pharmaceuticals Corporation executed a letter agreement that modified the terms of the Metabolic Disorder Collaboration Agreement dated January 12, 2001 between CuraGen Corporation and Bayer Pharmaceuticals Corporation. The letter agreement is dated as of November 28, 2005 and the amendments therein are effective as of October 31, 2005. Under the Metabolic Disorder Collaboration Agreement, the parties are currently focused on small molecule treatments for diabetes and the development of BAY 76-7171 (formerly CT052).

Under the revised agreement, CuraGen has exercised its right to revert to a tiered royalty structure under which CuraGen would receive royalties on any BAY 76-7171 product sales and CuraGen will no longer contribute to the ongoing development costs for BAY 76-7171. The terms of the original agreement remain unchanged with respect to CuraGen’s right to co-develop and co-commercialize any additional compounds resulting from this collaboration. Under the terms of the original agreement, CuraGen and Bayer had agreed to co-develop and co-commercialize any products resulting from the collaboration, sharing the costs of preclinical and clinical development equally, with CuraGen to receive 44% of the profits from marketed products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: December 20, 2005	By:	/S/ DAVID M. WURZER
Name: David M. Wurzer Title: Executive Vice President and Chief Financial Officer